Exhibit 10.3(c)

EXECUTION COPY

THIRD AMENDMENT

TO RECEIVABLES SALE AGREEMENT

THIS THIRD AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of April 25, 2003 (this “Amendment”), is entered into by and between LP RECEIVABLES CORPORATION and LOUISIANA-PACIFIC CORPORATION.  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the parties hereto have entered into that certain Receivables Sale Agreement, as amended, supplemented or otherwise modified by the First Amendment dated as of December 27, 2001 and the Limited Waiver of Credit and Security Agreement and Limited Waiver of and Second Amendment to Receivables Sale Agreement dated as of July 23, 2002 (such waiver and amendment, as amended, supplemented or otherwise modified, the “Waiver Agreement”) (such Receivables Sale Agreement, as so amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, the parties hereto wish to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments. The Agreement is, as of the Effective Date defined below, hereby amended as follows:

(a)                                  Section 1.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 On each Monthly Reporting Date, Originator shall deliver to Buyer such information as Buyer may reasonably request with respect to the Receivables sold and/or contributed by Originator to Buyer during the Settlement Period then most recently ended, including, without limitation, information regarding the Eligible Receivables transferred by Originator which shall be included in the related Monthly Report.

(b)                                 Section 1.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 With respect to any Receivables coming into existence after the Initial Cutoff Date, not later than the Purchase Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner,

(i)                                     first, by delivery of immediately available funds to the extent of funds made available to Buyer in connection with Advances made to Buyer under the Credit Agreement or other cash on hand,

(ii)                                  second, to the extent not paid pursuant to clause (i) above, by delivery to Louisiana-Pacific of the proceeds of a subordinated revolving loan from Louisiana-Pacific to Buyer (a “Subordinated Loan”), evidenced by an entry by Louisiana-Pacific on the Subordinated Note,  in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding) that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount.  Louisiana-Pacific is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder; and

(iii)                               third, to the extent the Purchase Price of Receivables has not been paid in full, unless Louisiana-Pacific has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.3(b)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date.  The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit Agreement to set aside for the benefit of, or otherwise pay over to, the Secured Parties.

(c)                                  Section 1.3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c)                                  From and after the Termination Date, Originator shall not be obligated to (but may, at its option):  (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer’s capital pursuant to Section 1.3(b)(iii).

(d)                                 Section 1.3(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on Purchase Settlement Dates with respect to all Receivables coming into existence during the related Calculation Period and based on the information provided to Buyer pursuant to Section 1.2(b).  Although settlement, including without limitation any contribution of capital by Originator pursuant to Section 1.3(b)(iii), shall be effected on Purchase Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to this Section 1.3 for interest calculation purposes only shall be deemed to have occurred and shall be effective as of the first Business Day of the Calculation Period in which such Purchase Settlement Date occurs.

(e)                                  Section 1.4(a)(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

(iv)                              less than the amount included in calculating the Outstanding Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable or payment in full of the entire Outstanding Balance being made on such Receivable), or

(f)                                    Section 2.1(u) of the Agreement is hereby amended and restated in its entirety to read as follows:

(u)                                 Eligible Receivables.  Each Receivable reflected in any Monthly Report as an Eligible Receivable on the date of such Monthly Report was an Eligible Receivable on the last day of the period to which such Monthly Report relates.

(g)                                 Section 6.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

(i)                                     any representation or warranty made by Originator (or any officers of Originator) under or in connection with any Monthly Report, this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(h)                                 Section 6.1(xiv) of the Agreement is hereby amended and restated in its entirety to read as follows:

(xiv)                         the failure of any Receivable reflected as an Eligible Receivable in any Monthly Report to be an Eligible Receivable on the date of such Monthly Report.

(i)                                     The definition of “Net Worth” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Net Worth:  With respect to any Calculation Period, the sum of (i) stockholder’s equity for such Calculation Period, calculated as of the Purchase Settlement Date immediately following such Calculation Period and in accordance with GAAP consistently applied and (ii) the aggregate amount of any capital contributions made during the period on and after the Cut-Off Date for such Calculation Period to, and including, the immediately following Purchase Settlement Date.

(j)                                     The definition of “Purchase Report” in Exhibit I to the Agreement is hereby deleted in its entirety, together with all references thereto in the Agreement.

(k)                                  The definition of “Required Capital Amount” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Required Capital Amount:  With respect to any Calculation Period, an amount equal to the sum of (i) the Required Equity Reserve for such Calculation Period plus (ii) the Receivables Adjustment Amount for such Calculation Period, in each case, calculated as of the Purchase Settlement Date immediately following such Calculation Period.

(l)                                     The definition of “Subordinated Loan” in Exhibit I to the Agreement is hereby amended and restated to read as follows:

Subordinated Loan:  As defined in Section 1.3(b)(ii).

(m)                               The following definitions are hereby added to Exhibit I to the Agreement in alphabetical order thereto:

Adjusted Receivables Balance:  For any Calculation Period, the Outstanding Balance of the Receivables minus the Receivables Adjustment Amount, in each case, as of the Cut-Off Date for such Calculation Period.

Equity Loss Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the highest three-month rolling average Default Ratio during the twelve (12) Calculation Periods ending on the Cut-Off Date for such of such Calculation Period, times (iii) the Default Horizon Ratio as of the Cut-Off Date for such Calculation Period.

Non-Investment Grade Obligors:  Obligors who are not rated by S&P or Moody’s or who have short term unsecured debt ratings (or in the absence thereof, the equivalent long term unsecured debt ratings) which are below either A-3 by S&P or P-3 by Moody’s.

Receivables Adjustment Amount:  For any Calculation Period, the aggregate Outstanding Balance of Defaulted Receivables as of the Cut-Off Date for such Calculation Period.

Required Equity Reserve:  For any Calculation Period, the greater of (i) the Required Equity Reserve Floor for such Calculation Period or (ii) the product of (A) the sum of the Equity Loss Reserve, the Interest Reserve and the Servicing Reserve for such Calculation Period times (B) the Adjusted Receivables Balance for such Calculation Period.

Required Equity Reserve Floor:  For any Calculation Period, the sum of (i) the aggregate Outstanding Balance of Receivables owed by the three largest Non-Investment Grade Obligors as of the Cut-Off Date of such Calculation Period plus

(ii) the product of the Adjusted Dilution Ratio times the Dilution Horizon Ratio times the Adjusted Receivables Balance, in each case, as of the Cut-Off Date of such Calculation Period.

(n)                                 Exhibit VII is hereby deleted from the Agreement.

(o)                                 Notwithstanding the defined terms appearing in the Agreement and the Credit Agreement, for the sole purpose of calculating the Purchase Price for each Receivable the following conventions shall be used:

(i)

Words Appearing in the Defined Term	Interpretation Solely with Respect to Calculation for Purchase Price

As of any date,	As of the related Purchase Settlement Date,

As of the date of any Purchase,	As of the related Purchase Settlement Date,

For any Calculation Period,	For the Fiscal Month most recently ended, prior to such Purchase Settlement Date

(ii)                                  Notwithstanding clause (i) above and the defined terms appearing in the Agreement and the Credit Agreement, for the sole purpose of calculating the Purchase Price for each Receivable on any Purchase Settlement Date, each of the following shall be calculated as of the last day of, or ending with, as applicable, the Fiscal Month immediately preceding the Calculation Period to which such Purchase Settlement Date relates:

Days Sales Outstanding

Interest Reserve

Cash Discount Reserve

Rebate Reserve

Servicing Reserve

Eligible Receivables Pool Percentage

Loss Discount Factor

Purchase Price Credits owing pursuant to Section 1.4(a)(ii)

SECTION 2.  Effective Date.  (a)  This Amendment shall become effective as of the date first above written (the “Effective Date”) on the date on which the Buyer and the Administrative Agent shall have received each of the following:

(i)                                     a duly executed copy of the Second Amendment to Credit and Security Agreement dated as of the date hereof; and

(ii)                                  a favorable opinion of Mayer, Brown, Rowe & Maw reasonably acceptable to the Administrative Agent which addresses the existence of a “true sale” of the Receivables from Originator to the Buyer under the Agreement.

SECTION 3.  Provisions of Waiver Agreement No Longer In Effect.

(a)                                  Pursuant to Section 1.3(a)(ii) of the Agreement (without giving effect to this Amendment), with respect to each Purchase of Receivables, amounts outstanding under the Subordinated Note shall not exceed the least of (i) the remaining unpaid portion of the Purchase Price, (ii) the maximum Subordinated Loan that could be borrowed without rendering the Buyer’s Net Worth (as defined in the Agreement without giving effect to this Amendment) less than the Required Capital Amount (as defined in the Agreement without giving effect to this Amendment) and (ii) fifteen percent (15%) of such Purchase Price (such requirement as in effect prior to the Effective Date, the “Note Limitation”).  Pursuant to Section 3 of the Waiver Agreement, on the twenty-fifth Business Day following the Purchase Settlement Date occurring in March 2003, the Buyer and the Originator shall reduce the outstanding principal amount of the Subordinated Note so as to be in compliance with the Note Limitation.  On and as of the Effective Date, the Administrative Agent and the Lender hereby confirm, by acknowledging its consent on the signature pages hereto, that the Note Limitation and the provisions of Section 3 of the Waiver Agreement shall no longer be in effect and the Buyer and the Originator shall not be obligated to comply with the Note Limitation or make any reduction in the amounts outstanding under the Subordinated Note in order to comply with the Note Limitation; provided, however, that, on and as of the Effective Date and as of each Purchase Settlement Date thereafter, the principal amount outstanding under the Subordinated Note shall not be greater than that which could be borrowed without rendering the Buyer’s Net Worth less than the Required Capital Amount (as each such term is defined after giving effect to this Amendment).

(b)                                 Notwithstanding any prior amendments and/or waivers to the Agreement, the parties hereto acknowledge that as of and upon the Effective Date, Originator shall not be required to deliver any Purchase Report (as defined in the Agreement without giving effect to this Amendment) to the Buyer (or its assigns) or the Administrative Agent.

SECTION 4.  Reference to and Effect on the Agreement and the Related Documents.

(a)                                  Upon the effectiveness of this Amendment, (i) Originator hereby reaffirms all representations and warranties made by it in Article II of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been remade as of the Effective Date of this Amendment, (ii) Originator hereby represents and warrants that no Termination Event or Unmatured Termination Event, shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

(b)                                 Wachovia represents and warrants to LP and LP Receivables that Wachovia is the sole Committed Bank and the sole Liquidity Bank.  Each of the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank represents and warrants to LP and LP Receivables that satisfaction of the Rating Agency Condition with respect to this Amendment is not required for the effectiveness of this Amendment.

SECTION 5.  Effect.  Except as otherwise amended by this Amendment and except to the extent of the waiver specifically provided for above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lender under any of the Transaction Documents.

SECTION 6.  Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law).

SECTION 7. Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 8. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LP RECEIVABLES CORPORATION

By:
Name:
Title:

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

[additional signatures to follow]

Acknowledged and consented to as of this day of April, 2003:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Committed Bank and Liquidity Bank

By:
Name:
Title:

BLUE RIDGE ASSET FUNDING CORPORATION

by: Wachovia Securities, Inc. its Attorney-in-Fact

By:
Name:
Title: